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                                                                  EXHIBIT 10.12

[SELECTICA LOGO]

                                                    2890 Zanker Road, Suite 101
                                                             San Jose, CA 95134
                                                           Main: (408) 570-9700
                                                            Fax: (408) 570-9705
                                                              www.selectica.com

July 29, 1999

Ms. Amita Dhawan
3Com Corporation
5400 Bayfront Plaza
Santa Clara, CA 95052-8145

Amita,

I am pleased to present this consulting engagement proposal to 3Com on behalf of Selectica. The purpose of this document is to provide investment estimate to 3Com for consulting work that Selectica has and will provide to 3Com with regards to our Internet Selling System and 3Com's use within the IOM project. The items addressed within this document are focused on a phase 1 delivery. Identification of phase 2 can begin immediately following the acceptance of this document.

Below is a list of each project Selectica has been asked to complete within the Phase 1 scope and the respective investment estimate and delivery timeframe. The project plan will be finalized between 3Com and Selectica once this agreement has been approved and a purchase order has been delivered to Selectica.

NIC WIZARD The NIC Wizard will quickly guide the customer to the NIC that meets the customer's requirements and will seamlessly deliver the choice to Open Market Transact for order processing. Two selection paths are provided: 1) The user who knows what he/she needs can select from a list of NICs; 2) The user who needs help is guided through a series of questions about requirements to an end choice. Selectica will expand on the current NIC Wizard application to include the Megahertz cards The development of this wizard will follow Selectica's process structure and require 3Com approval along the way. The functions included, but not limited to the development of this application are analysis and discovery, design, development, installation and configuration, change management, support, testing, and project management. We anticipate that this project will require a headcount of 1 to 1 1/2 consulting engineering resources, 1/4 graphical designer resources, along with project management time. The estimated investment for the NIC Wizard is $[*]. The expected delivery date is August 30, 1999.

COPPERHEAD (S400) CONFIGURATOR

EWD will be releasing the PathBuilder S400 product line (code name Copperhead), the next generation voice/data convergence switch. Unlike existing EWD platforms, Copperhead consists of numerous combinations based on the choice of data modules, voice modules and software packages. This product configuration requires the use of Configure To Order process (CTO) in order to provide the customer with the flexibility of combining any modules together and also to keep the number of SKUs at a manageable level. The development of the configurator will follow Selectica's process structure and require 3Com approval along the way. The functions included, but not limited to the development of this application are analysis and discovery, design, development, installation and configuration, planning (non-PM), change management, support, testing, and project management. We anticipate that this project will require a headcount of 2 to 3 consulting engineering resources, 1/4 graphical designer resources, along with project management time. The estimated investment for the Copperhead configurator is $[*]. The expected delivery date is August 30, 1999.

MODEM WIZARD The Modem Wizard will quickly guide the customer to the modem that meets the customer's requirements and will seamlessly deliver the choice to Open Market Transact for order processing. Two selection paths are provided: 1) The user who knows what he/she needs can select from a

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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list of modems; 2) The user who needs help is guided through a series of questions about requirements to an end choice. The development of this wizard will follow Selectica's process structure and require 3Com approval along the way. The functions included, but not limited to the development of this application are analysis and discovery, design, development, installation and configuration, planning (non-PM), change management, support, testing, and project management. We anticipate that this project will require a headcount of 1 to 1 1/2 consulting engineering resources, 1/4 graphical designer resources, along with project management time. The estimated investment for the Modem Wizard is $[*]. The expected delivery date is August 30, 1999

CARRIER TOTAL ACCESS CONFIGURATOR The Carrier configurator is used by 3Com sales people, resellers and major customers to construct orders of Carrier systems, parts/accessories, and services. It displays on-going promotions as well. The tool provides two paths 1. Users who want to order specific configurations, parts/accessories and services can construct an order directly. 2. Users have a specific business requirement (for example, they need support for 5000 simultaneous user connections) are guided by the tool to the appropriate configuration. They are given the opportunity to compare their configuration with current promotions and can substitute their configuration with a promotional configuration if they prefer the pricing. - Selectica will complete and add the requested functionality and finalize the deliverable configurator pending final approval from the business group as well as GIS. The completion of the Carrier application will follow Selectica's process structure and require 3Com approval along the way. The functions included, but not limited to the development of this application are analysis and discovery, design, development, installation and configuration, planning (non-PM), change management, support, testing, and project management. We anticipate that this project will require a headcount of 1 to 1 1/2 consulting engineering resources, 1/4 graphical designer resources along with project management time. The estimated investment for the completion of the Carrier Total Access Control application is $[*].
The expected delivery date is August 30, 1999

ISDN FINDER The ISDN Wizard will quickly guide the customer to the Router/Terminal Adapter that meets the customer's requirements and will seamlessly deliver the choice to Open Market Transact for order processing. Two selection paths are provided: 1) The user who knows what he/she needs can select from a list of equipment; 2) The user who needs help is guided through a series of questions about requirements to an end choice. The customer order will be passed to Open Market Transact for order processing. The development of this wizard will follow Selectica's process structure and require 3Com approval along the way. The functions included, but not limited to the development of this application are analysis and discovery, design, development, installation and configuration, planning (non-PM), change management, support, testing, and project management. We anticipate that this project will require a headcount of 1 to 1 1/2 consulting engineering resources, 1/4 graphical designer resources, along with project management time. The estimated investment for the ISDN Finder is $[*]. The expected delivery date is August 30, 1999

OPEN MARKET/INSO INTEGRATION & INFRASTRUCTURE This integration will connect each of the wizards and configurators, to Open Market Transact for order processing. This effort will require additional research on the interface, coordination with Deloitte & Touche, the addition of dynamic forms to each of the wizards and configurators. If it is determined that API-to-API communication is required, this will entail additional effort. There are still levels of detail that need to be completed and finalized for the Open Market Integration, including the level of security required for the integration . Additionally, Selectica will work with INSO and 3Com on the integration between Selectica and INSO to meet the stated business and technical requirements.

Infrastructure tasks for Selectica include configuration design; functional, performance and fail over testing; support for system compatibility testing; software staging; software production deployment; operational testing. There are still levels of detail that need to be completed and finalized for the infrastructure process For this reason, we must present a range in terms of estimated investment of $[*]. We anticipate a resource level that will require 2-3 engineering people along with project management time. The expected delivery date is August 30, 1999.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH
      RESPECT TO THE OMITTED PORTIONS.
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The total estimated investment by 3Com for phase 1 delivery is $[*] Selectica is confident it will deliver on the dates identified above and will work with 3Com to incorporate those dates into the overall project plan. Selectica will only bill against the purchase order, with approved hourly work approved by 3Com prior to billing.

In order to deliver on time, it is Selectica's expectation to receive a purchase order for the above phase 1 work no later than July 30, 1999. Thank you for the opportunity to present this consulting engagement proposal and to continue to build the relationship between 3Com and Selectica.

Regards,

Philip Peterson
Selectica, Inc.


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.